-6-


Exhibit 99.2

                                                                  PR NEWSWIRE

                 NORTH EUROPEAN OIL ROYALTY TRUST ANNOUNCES
               COMMENCEMENT OF TRADING UNDER NEW SYMBOL "NRT"


          Red Bank, NJ January 29, 2002   The Trustees of North European Oil
Royalty Trust (NYSE-NRT) announced that effective with the opening of trading today, the ticker symbol by which the Trust is known on the New York Stock Exchange has become "NRT". The Trust had previously traded under the symbol "NET".

          Any questions related to this change in ticker symbols can be directed to John H. Van Kirk, Managing Trustee or John R. Van Kirk, Managing Director at (732) 741-4008 or by E-mail to NEORT@AOL.Com. In addition, questions may be be directed to Diane DeSocio with the New York Stock Exchange at (212) 656-5448.